Exhibit 1.2

FOR IMMEDIATE RELEASE

chinadotcom corporation Scheduled to Present at Roth Capital Partners
16th Annual Growth Stock Conference

Hong Kong, February 18, 2004 chinadotcom corporation (NASDAQ: CHINA), a leading integrated enterprise software and mobile applications company in China and internationally, today announced that the company is presenting at the Roth Capital Partners 16th Annual Growth Stock Conference. chinadotcom has scheduled one-on-one investor meetings after the conference. The conference will highlight approximately 225 companies from industry groups including Technology, Enterprise Software, Media and Financial Services.

A webcast of chinadotcom’s presentation will be available on Monday February 23, 2004 on the corporate Web site at www.corp.china.com under INVESTOR RELATIONS.

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About chinadotcom corporation

chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) is a leading integrated enterprise software and mobile applications company focused on China and internationally. The company has over 1,000 employees with operations in over 14 countries. For more information about chinadotcom corporation, please visit the website http://www.corp.china.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on chinadotcom management’s current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to chinadotcom as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect chinadotcom’s results of operations is detailed in its filings with the United States Securities and Exchange Commission, including the Annual Report for the year ended December 31, 2002 on Form 20-F/A filed on January 20, 2004 and the Form 6-K filed on February 12, 2004 which contain revised and updated sections of the Form 20-F/A.

For further information, please contact:

Media Relations			Investor Relations
Jane Cheng, Public Relations Manager			Craig Celek, US, VP, Investor Relations
Tel	:	(852) 2961 2750	Tel	:	1 (212) 661 2160
Fax	:	(852) 2571 0410	Fax	:	1 (973) 591 9976
e-mail	:	jane.cheng@hk.china.com	e-mail	:	craig.celek@hk.china.com